                                                                     Exhibit 24
                               POWER OF ATTORNEY

            Know all by these present, that the undersigned hereby constitutes and appoints each of Harold M. Karp, Janice Stipp, Igor Popov and Jerry L.
Mosingo signing singly, the undersigned's true and lawful attorney-in-fact to:

                 (1)  execute for and on behalf of the undersigned, in the
            undersigned's  capacity as  a 10%  shareholder, officer and/or director  of Tecumseh Products  Company, a Michigan corporation
            (the  "Company"), Forms 3,  4,  and 5 in accordance  with Section
            16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

                 (2)  do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file such forms with the United States Securities and Exchange Commission and any
            applicable stock exchange or similar authority,
            including obtaining identification numbers for electronic filing;
            and

                 (3)  take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required on the part of, the undersigned, it being understood that the documents executed by such attorney -in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such
            attorney-in-fact may approve in such attorney-in-fact's
            discretion.

            The undersigned  hereby grants  to each  such attorney-in-fact  full power and authority to do and perform any  and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all  intents and purposes as the undersigned  might or  could  do  if  personally  present,  with  full  power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact,  or such attorney-in-fact's substitute or  substitutes, shall lawfully do  or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges  that the foregoing attorneys-in  - fact, in  serving  in  such capacity  at  the  request of  the  undersigned,  are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities
Exchange Act of 1934.

            This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the
Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

            IN WITNESS WHEREOF, the undersigned has caused this Power of
Attorney to be executed this 17th day of October 2014.

                               /s/ Igor Popov
                               -----------------------------
                               Igor Popov